                                                                     EXHIBIT 1.2


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                            Dated: December 19, 2003

To: Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re: Underwriting Agreement dated December 19, 2003

Title of Securities:

Subseries 1:

         Discover Card Master Trust I, Series 2003-4 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates.

         Discover Card Master Trust I, Series 2003-4 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Subseries 2:

         Discover Card Master Trust I, Series 2003-4 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates.

         Discover Card Master Trust I, Series 2003-4 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.

Initial Principal Amount of Certificates:  $1,947,369,000

Series and Class Designation Schedule:

Subseries 1:

         Discover Card Master Trust I, Series 2003-4 $1,100,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates.

         Discover Card Master Trust I, Series 2003-4 $57,895,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Subseries 2:

         Discover Card Master Trust I, Series 2003-4 $750,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates.

         Discover Card Master Trust I, Series 2003-4 $39,474,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates.

Series Cut-Off Date:  December 1, 2003

                                   Moody's Investors               Standard & Poor's
Certificate Rating:                  Service, Inc.                 Ratings Services
-------------------                -----------------               ----------------
Class A, Subseries 1                       Aaa                             AAA
Class B, Subseries 1                        A2                              A

Class A, Subseries 2                       Aaa                             AAA
Class B, Subseries 2                        A2                              A

Aggregate outstanding balance of Receivables as of December 1, 2003:
$34,280,543,208.48

Date of Series Supplement:  December 30, 2003

Certificate Rate:

         Class A, Subseries 1: One-month LIBOR plus 0.11% per annum; Class B, Subseries 1: One-month LIBOR plus 0.33% per annum;

         Class A, Subseries 2: One-month LIBOR plus 0.18% per annum; and Class B, Subseries 2: One-month LIBOR plus 0.43% per annum.

Terms of Sale:

The purchase price for the Certificates to the Underwriters as of December 30, 2003 will be:

         99.860% of the aggregate principal amount of the Class A, Subseries 1 Certificates; 99.835% of the aggregate principal amount of the Class B, Subseries 1 Certificates;

         99.815% of the aggregate principal amount of the Class A, Subseries 2 Certificates; and 99.790% of the aggregate principal amount of the Class B, Subseries 2 Certificates.

The Underwriters will offer the Certificates to the public at a price equal to:

         100% of the aggregate principal amount of the Class A, Subseries 1 Certificates;

         100% of the aggregate principal amount of the Class B, Subseries 1 Certificates;

         100% of the aggregate principal amount of the Class A, Subseries 2 Certificates; and 100% of the aggregate principal amount of the Class B, Subseries 2 Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on December 30, 2003, or at such other time as may be agreed upon in writing.

                  Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2003-4 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED
                                As Representative of the
                                Underwriters named in
                                Schedule I hereto

                                By: /s/ Gail McDonnell
                                    ------------------------------

Accepted:

DISCOVER BANK

By: /s/ Michael F. Rickert
    ------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

Subseries 1:

$1,100,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, Series 2003-4

                                                                                   Principal Amount
                                                                                   ----------------
Morgan Stanley & Co. Incorporated                                                      $825,000,000
Deutsche Bank Securities Inc.                                                           $66,000,000
RBC Dominion Securities Corporation                                                     $55,000,000
ABN AMRO Incorporated                                                                   $44,000,000
Credit Lyonnais Securities (USA) Inc.                                                   $44,000,000
Danske Markets Inc.                                                                     $33,000,000
HSBC Securities (USA) Inc.                                                              $33,000,000
Total                                                                                $1,100,000,000

$57,895,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, Series 2003-4

                                                                                   Principal Amount
                                                                                   ----------------
Morgan Stanley & Co. Incorporated                                                       $43,421,250
Deutsche Bank Securities Inc.                                                            $3,473,700
RBC Dominion Securities Corporation                                                      $2,894,750
ABN AMRO Incorporated                                                                    $2,315,800
Credit Lyonnais Securities (USA) Inc.                                                    $2,315,800
Danske Markets Inc.                                                                      $1,736,850
HSBC Securities (USA) Inc.                                                               $1,736,850
Total                                                                                   $57,895,000

Subseries 2:

$750,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates, Series 2003-4

                                                                                   Principal Amount
                                                                                   ----------------
Morgan Stanley & Co. Incorporated                                                      $562,500,000
Deutsche Bank Securities Inc.                                                           $45,000,000
RBC Dominion Securities Corporation                                                     $37,500,000
ABN AMRO Incorporated                                                                   $30,000,000
Credit Lyonnais Securities (USA) Inc.                                                   $30,000,000
Danske Markets Inc.                                                                     $22,500,000
HSBC Securities (USA) Inc.                                                              $22,500,000
Total                                                                                  $750,000,000

$39,474,000 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates, Series 2003-4

                                                                                   Principal Amount
                                                                                   ----------------
Morgan Stanley & Co. Incorporated                                                       $29,605,500
Deutsche Bank Securities Inc.                                                            $2,368,440
RBC Dominion Securities Corporation                                                      $1,973,700
ABN AMRO Incorporated                                                                    $1,578,960
Credit Lyonnais Securities (USA) Inc.                                                    $1,578,960
Danske Markets Inc.                                                                      $1,184,220
HSBC Securities (USA) Inc.                                                               $1,184,220
Total                                                                                   $39,474,000